EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 1, 2019 with respect to the consolidated financial statements and financial statement schedule of Energy Focus, Inc. as of December 31, 2018 and for the years ended December 31, 2018 and 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Plante & Moran, PLLC Cleveland, Ohio
April 8, 2020